LOAN AGREEMENT Among DLH Holdings Corp. (the “Company”), DLH Solutions, Inc. and Danya International, LLC (the “Subsidiary Borrowers” and together with the Company, the “Borrower”) and Fifth Third Bank as “Bank” Dated as of May 2, 2016

TABLE OF CONTENTS

Section			Page
1.	DEFINED TERMS		1
2.	LOAN AMOUNT AND TERMS		13
	2.1	Term Loan.	13
	2.2	Repayment of Term Loan.	14
	2.3	Revolving Line of Credit.	14
	2.4	Availability Period.	14
	2.5	Letters of Credit.	14
	2.6	Borrowing Base	15
	2.7	Interest Rate.	15
	2.8	Optional Prepayment	15
	2.9	Excess Cash Flow Recapture Payment	15
	2.10	Interest Calculation.	16
	2.11	Interest Limited.	16
	2.12	Increased Costs.	16
	2.13	Inability to Determine Rates.	17
	2.14	Mitigation Obligations.	18
3.	FEES AND EXPENSES		18
	3.1	Fees.	18
	3.2	Expenses.	18
4.	COLLATERAL		19
	4.1	Personal Property.	19
5.	DISBURSEMENTS, PAYMENTS AND COSTS		20
	5.1	Disbursements and Payments	20
	5.2	Date of Application of Payments.	20
6.	CONDITIONS		20
	6.1	Loan Documents.	20
	6.2	Lien Searches.	20
	6.3	Authorizations.	20
	6.4	Governing Documents.	21
	6.5	Collateral Assignments and Related Documents.	21
	6.6	Perfection and Evidence of Priority.	21
	6.7	Payment of Fees.	21
	6.8	Legal Opinion.	21
	6.9	Know Your Customer.	21
	6.10	Ownership Interests in Subsidiary Borrowers	21
	6.11	Conditions to All Advances.	21
7.	REPRESENTATIONS AND WARRANTIES		22
	7.1	Formation.	22
	7.2	Authorization.	22
	7.3	Enforceable Agreement	23
	7.4	No Conflicts.	23
	7.5	Financial Information.	23
	7.6	Lawsuits.	23

i

ii 7.7 Collateral. ............................................................................................................................ 23 7.8 Use of Proceeds. .................................................................................................................. 23 7.9 Permits, Franchises. ............................................................................................................ 24 7.10 Other Obligations. ........................................................................................................... 24 7.11 Tax Matters. .................................................................................................................... 24 7.12 No Event of Default. ....................................................................................................... 24 7.13 Margin Regulations, Public Holding Company. ............................................................. 24 7.14 Subsidiaries, Equity Investments. ................................................................................... 24 7.15 Compliance with Laws. ................................................................................................... 25 7.16 OFAC. ............................................................................................................................. 25 7.17 No Material Adverse Change .......................................................................................... 25 7.18 Patriot Act and Corrupt Practices Act. ............................................................................ 25 8. COVENANTS ...................................................................................................................25 8.1 Financial Information. ......................................................................................................... 26 8.2 Fixed Charge Coverage Ratio. ............................................................................................ 27 8.3 Funded Indebtedness to EBITDA. ...................................................................................... 27 8.4 Other Indebtedness .............................................................................................................. 28 8.5 Other Liens. ......................................................................................................................... 28 8.6 Maintenance of Assets. ....................................................................................................... 28 8.7 Investments. ........................................................................................................................ 29 8.8 Loans. .................................................................................................................................. 30 8.9 Additional Negative Covenants. ......................................................................................... 30 8.10 Notices to Bank. .............................................................................................................. 30 8.11 Insurance. ........................................................................................................................ 31 8.12 Compliance with Laws. ................................................................................................... 31 8.13 Books and Records.......................................................................................................... 31 8.14 Field Audits. .................................................................................................................... 31 8.15 Perfection of Liens. ......................................................................................................... 32 8.16 ERISA Plans. .................................................................................................................. 32 8.17 Maintenance of Properties. ............................................................................................. 33 8.18 Assignment of Claims Act. ............................................................................................. 33 8.19 Bank as Principal Depository. ......................................................................................... 33 8.20 Collections Account ........................................................................................................ 33 8.21 Taxes and Assessments. .................................................................................................. 33 8.22 Conduct of Business........................................................................................................ 33 8.23 No Consumer Purpose. ................................................................................................... 34 9. DEFAULT AND REMEDIES ...........................................................................................34 9.1 Failure to Pay. ..................................................................................................................... 34 9.2 Other Bank Agreements. ..................................................................................................... 34 9.3 Cross-default. ...................................................................................................................... 35 9.4 False Information. ............................................................................................................... 35 9.5 Bankruptcy. ......................................................................................................................... 35 9.6 Receivers. ............................................................................................................................ 35 9.7 Judgments. .......................................................................................................................... 35 9.8 Corporate Existence. ........................................................................................................... 35 9.9 Default under Related Documents. ..................................................................................... 35 9.10 Security Interest. ............................................................................................................. 35 9.11 ERISA Plans. .................................................................................................................. 36 9.12 Breach of Borrowing Base. ............................................................................................. 36

iii 9.13 Invalidity of Loan Documents ........................................................................................ 36 9.14 Change in Control ........................................................................................................... 36 9.15 Suspension or Debarment ............................................................................................... 36 10. ENFORCING THIS AGREEMENT; MISCELLANEOUS ..............................................37 10.1 GAAP. ............................................................................................................................. 37 10.2 Georgia Law. ................................................................................................................... 37 10.3 Successors and Assigns. .................................................................................................. 37 10.4 Right of Setoff. ................................................................................................................ 37 10.5 Severability; Waivers. ..................................................................................................... 37 10.6 Attorneys' Fees. ............................................................................................................... 37 10.7 One Agreement. .............................................................................................................. 38 10.8 Indemnification. .............................................................................................................. 38 10.9 Notices. ........................................................................................................................... 38 10.10 Further Assurances .......................................................................................................... 39 10.11 Headings. ........................................................................................................................ 39 10.12 Patriot Act Notice............................................................................................................ 39 10.13 Counterparts. ................................................................................................................... 39 Exhibit A: Borrowing Base Agreement Exhibit B: Permitted Liens Exhibit C: Backlog Report Exhibit D: Assignment of Claims Act Schedule 1 Adjusted EBITDA Schedule 7.13 Other Equity Investments Schedule 7.14: Subsidiaries Schedule 8.4: Existing Indebtedness Schedule 8.7: Existing Investments Schedule 8.8: Existing Extensions of Credit

LOAN AGREEMENT This Loan Agreement dated as of May 2, 2016 (this “Agreement”), is among Fifth Third Bank, an Ohio Banking Corporation (the “Bank”), and DLH Holdings Corp., a New Jersey corporation (the “Company”), DLH Solutions, Inc., a Georgia corporation, Danya International, LLC, a Maryland limited liability company (the “Subsidiary Borrowers” and together with the Company, the “Borrowers”), 1. DEFINED TERMS As used in this Agreement, the following terms shall have the meanings set forth below: “Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Company or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any Person or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the voting stock of any Person. “Adjusted EBITDA” means EBITDA plus (i) cost synergies; (ii) non-cash stock option expense; (iii) executive compensation; (iv) contract renewal bonuses; (v) excess facility costs; (vi) severance expense; and (vii) normalized unallowable costs. For avoidance of any doubt, Adjusted EBITDA shall be computed consistent with Schedule 1 attached hereto which sets forth as an example a Summary Income Statement and EBITDA and Adjusted EBITDA Schedule for the last four fiscal quarters ended March 31, 2016. “Advance” means a borrowing hereunder (or conversion or continuation thereof) consisting of the aggregate amount of the several Loans made by the Bank (or converted or continued by the Bank on the same date of conversion or continuation). “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Agreement” means this Loan Agreement as it may be amended, restated or modified from time to time. “Applicable Margin” means 3.00%. “Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease. “Available Letter of Credit Commitment” means the Letter of Credit Commitment minus an amount equal to the outstanding Letters of Credit issued hereunder.

{N0109914 } 2 6035818 “Borrower” is defined in the preamble hereto. “Borrowing Base Agreement” means that certain Borrowing Base Agreement between Borrower and Bank dated as of even date herewith. “Borrowing Base Certificate” means the certificate showing the availability of Advances required pursuant to the Borrowing Base Agreement. “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, Cincinnati, Ohio and, if such day relates to any LIBOR Rate Increment, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market. “Capital Expenditures” means expenditures to purchase real estate, equipment, or machinery. “Capital Stock” means (i) in the case of any corporation, all capital stock and any securities exchangeable for or convertible into capital stock and any warrants, rights or other options to purchase or otherwise acquire capital stock or such securities or any other form of equity securities, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person. “Change of Control” shall mean the occurrence, after the date hereof, of any of the following: (i) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended), other than any employee benefit plan or plans (within the meaning of Section 3(3) of ERISA), shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 35% or more in voting power of the outstanding Voting Stock of the Parent, or (ii) during any period of twelve (12) consecutive calendar months, individuals who were directors of the Parent on the first day of such period shall cease to constitute a majority of the board of directors of the Parent other than because of the replacement as a result of death or disability of one or more such directors; provided that for purposes of this definition, the aggregate beneficial ownership of the Voting Stock of the Parent as of the date hereof by Wynnefield Partners Small Cap Value, LP, Wynnefield Partners Small Cap Value, LP I, Wynnefield Small Cap Value Offshore Fund, Ltd. and any other affiliated entity controlled by Wynnefield Capital, Inc. shall not constitute a Change of Control. “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any rule, regulation, treaty or other law, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules,

{N0109914 } 3 6035818 guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, and (iii) all requests, rules, guidelines or directives issued by a Governmental Authority in connection with the Bank’s submission or re-submission of a capital plan under 12 C.F.R. § 225.8 or a Governmental Authority’s assessment thereof shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, implemented, promulgated or issued. “Closing Date” means May 2, 2016. “Code” means the Internal Revenue Code of 1986. “Collateral” shall mean any and all assets and rights and interests in or to property of Borrower, whether real or personal, tangible or intangible, in which a Lien is granted or purported to be granted pursuant to the Collateral Documents. “Collateral Documents” means all agreements, instruments and documents now or hereafter executed and delivered in connection with this Agreement pursuant to which Liens are granted or purported to be granted to Bank in Collateral securing all or part of the Obligations each in form and substance reasonably satisfactory to Bank, as each may be amended, restated or modified from time to time. “Collections Accounts” means that certain accounts numbered #7460952679 and #7460952828 maintained at Bank or such other account as Bank may designate as the Collections Account (which accounts may be subject springing deposit account control agreements at the Bank’s option). “Consolidated Entity” means at any date any Subsidiary, and any other entity the accounts of which would be combined or consolidated with those of the Borrower in its combined or consolidated financial statements if such statements were prepared as of such date. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally. ‘Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default. “Default Rate” means a rate of interest which is 200 basis points higher than the rate of interest otherwise provided under this Agreement.

{N0109914 } 4 6035818 “Dollar” and “$” mean lawful money of the United States. “EBITDA” means net income, less income or plus loss from discontinued operations and extraordinary items, plus income taxes, plus interest expense, plus depreciation, depletion, amortization, calculated in each case for Borrower and its Subsidiaries on a consolidated basis. For avoidance of any doubt, EBITDA shall be computed consistent with Schedule 1 attached hereto which sets forth as an example a Summary Income Statement and EBITDA and Adjusted EBITDA Schedule for the last four fiscal quarters ended March 31, 2016. “Equity Interest” means as to any Person all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Exchange Act). “Event of Default” has the meaning specified in Article 9. “Excluded Taxes” means, with respect to Bank and its successors and assigns, (a) taxes imposed on or measured by its gross or net income (however denominated), or business privilege, Capital Stock, or franchise taxes imposed on it (whether calculated on gross or net assets, gross or net income, capitalization or any combination of the foregoing), by any Governmental Authority, and (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which Borrower is located. “Excess Cash Flow” with respect to any fiscal year equals EBITDA plus any change in Working Capital, less the sum of voluntary principal prepayments on the Term Loan and scheduled principal payments on funded debt (including amortization of the Term Loan but excluding prepayments of the Revolving Loan except to the extent such prepayment results in a permanent reduction in the Revolving Loan commitment), cash interest charges, cash tax payments and tax distributions, unfunded Capital Expenditures. “Fixed Charge Coverage Ratio” means the ratio of (a) Borrower’s Adjusted EBITDA plus rent and operating lease payments, less cash taxes paid, distributions, dividends and capital expenditures (other than Capital Expenditures financed with the proceeds of purchase money Indebtedness or Capital Leases to the extent permitted hereunder) and other extraordinary items for the twelve month period then ending to (b) the consolidated sum of (i) Borrower’s interest expense, and (ii) all principal payments with respect to Indebtedness that were paid or were due and payable by all Consolidated Entities during the period plus rent and operating lease expense incurred in the same such period. “Funded Debt” with respect to any Person, without duplication, (a) all Indebtedness for borrowed money and (b) all Indebtedness evidenced by notes, bonds, debentures or similar instruments, or upon which interest payments are customarily made, in each case, that by its terms matures more than one (1) year from, or is directly or indirectly renewable or extendible at such Person's option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one (1) year from, the date of creation thereof, and

{N0109914 } 5 6035818 specifically including, without limitation, capitalized lease obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one (1) year at the option of the debtor, and also including, in the case of the Borrower, the Obligations and, without duplication, Guaranteed Obligations in respect of Funded Debt of other Persons. “Funded Indebtedness to Adjusted EBITDA” means the ratio of (a) indebtedness (i) in respect of money borrowed or (ii) evidenced by a note, debenture (excluding subordinated) or other like written obligation to pay money, or (iii) in respect of rent or hire of property under leases or lease arrangements which under generally accepted accounting principle are required to be capitalized, or (iv) in respect of obligations under conditional sales or other title retention agreements to (b) EBITDA. “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied. “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank). “Guarantee” means, as to any Person (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

{N0109914 } 6 6035818 “Guaranteed Obligations” means as to any Person, without duplication, any obligation of such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or other obligation (“primary obligation”) of any other Person (the “primary obligor”) in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or (e) indemnify the owner of such primary obligation against loss in respect thereof; provided that the term Guaranteed Obligations shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guaranteed Obligations at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Obligations is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Obligations, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof. “Guarantor” means any Person that executes a Guarantee of the Obligations. “Increment” shall mean any principal amount under the Loan bearing interest under the Libor Rate or any substitute rate. “Indebtedness” means (i) all items (except items of Capital Stock, of capital surplus, of general contingency reserves or of retained earnings, deferred income taxes, and amount attributable to minority interest if any) which in accordance with generally accepted accounting principles would be included in determining total liabilities on a consolidated basis (if Borrower should have a subsidiary) as shown on the liability side of a balance sheet as at the date as of which indebtedness is to be determined, (ii) all indebtedness secured by any mortgage, pledge, lien or conditional sale or other title retention agreement to which any property or asset owned or held is subject, whether or not the indebtedness secured thereby shall have been assumed (excluding non- capitalized leases which may amount to title retention agreements but including capitalized leases), and (iii) all indebtedness of others which Borrower or any Subsidiary has directly or indirectly guaranteed, endorse (otherwise than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which Borrower or any Subsidiary has agreed to apply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof

{N0109914 } 7 6035818 as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. “Indemnified Taxes” means Taxes other than Excluded Taxes. “Interest Payment Date” means the 1st day of each month, beginning June 1, 2016, and provided further that, in addition to the foregoing, each of (x) the date upon which each of the Revolving Loan Commitment and the Term Loan Commitment have been terminated and the Loans have been paid in full and (y) the Term Loan Maturity Date and the Revolving Line of Credit Maturity Date, shall be deemed to be an “Interest Payment Date” with respect to any interest (including interest accruing at the Default Rate) that has then accrued under this Agreement. “Interest Period” means with respect to any LIBOR Rate Principal, the period commencing on the date such LIBOR Rate Principal is disbursed or on any subsequent Interest Rate Determination Date and ending on last day of each calendar month thereafter. “Interest Rate Determination Date” shall mean the date that the Loan is funded and the first day of each calendar month thereafter, beginning June 1, 2016. “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Capital Stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment. “IRS” means the United States Internal Revenue Service. “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law. “Lending Office” means, as to Bank, the office of Bank in Atlanta, Georgia. “Letter of Credit Commitment” shall mean the obligation of the Bank to issue Letters of Credit in an aggregate face amount not to exceed One Million Dollars ($1,000,000.00) outstanding at any time as a sublimit under the Revolving Line of Credit Commitment, as such obligations may be reduced from time to time pursuant to the terms hereof.

{N0109914 } 8 6035818 “Letter of Credit Obligations” shall mean, at any time, the sum of (a) an amount equal to the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit (including the amount to which any such Letter of Credit can be reinstated pursuant to the terms hereof); and (b) an amount equal to the aggregate, but unreimbursed, drawings on any Letters of Credit. “Letter of Credit Reserve Account” shall mean any account maintained by the Bank, the proceeds of which shall be held by Bank as cash collateral for any Letter of Credit repayment obligations. “Letters of Credit” shall mean, collectively, standby Letters of Credit and commercial Letters of Credit issued by the Bank on behalf of the Borrower or its Subsidiaries from time to time in accordance with the terms hereof. “LIBOR Business Day” means a Business Day which is also a London Banking Day. “LIBOR Rate” is, as of any date of determination in accordance with this Agreement, the rate of interest fixed by ICE Benchmark Administration Limited (or any successor thereto, or replacement thereof, approved by Bank, each an “Alternate LIBOR Source”) at approximately 11:00 a.m., London, England time (or the relevant time established by ICE Benchmark Administration Limited, an Alternate LIBOR Source, or Bank, as applicable), two (2) Business Days prior to such date of determination, relating to quotations for the one month London InterBank Offered Rates on U.S. Dollar deposits, as displayed by Bloomberg LP (or any successor thereto, or replacement thereof, as approved by Bank, each an “Approved Bloomberg Successor”), or, if no longer displayed by Bloomberg LP (or any Approved Bloomberg Successor), such rate as shall be determined in good faith by Bank from such sources as it shall determine to be comparable to Bloomberg LP (or any Approved Bloomberg Successor), all as determined by Bank in accordance with this Note and Bank’s loan systems and procedures periodically in effect. Notwithstanding anything to the contrary contained herein, in no event shall the LIBOR Rate be less than 0% as of any date (the “LIBOR Rate Minimum”); provided that, at any time during which a Swap Contract with Bank is then in effect with respect to all or a portion of the Obligations, the LIBOR Rate Minimum, the Rounding Adjustment and the Adjustment Protocol (as defined below) shall all be disregarded and no longer of any force and effect with respect to such portion of the Obligations subject to such Swap Contract. Each determination by Bank of the LIBOR Rate shall be binding and conclusive in the absence of manifest error. The rate shall be adjusted on the first Interest Rate Determination Date and each subsequent Interest Rate Determination Date thereafter (the “Adjustment Protocol”). For purposes herein, the Libor Rate shall never be deemed to be below 0.00% regardless of the actual rate reported by the Bloomberg reporting service, or such similar service selected by the Bank. “LIBOR Rate Increment” means an Increment under the Loan that bears interest at a rate based on the LIBOR Rate. “LIBOR Rate Principal” means any portion of the Principal Debt which bears interest at an applicable LIBOR Rate at the time in question.

{N0109914 } 9 6035818 “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing). “Loan” means the Term Loan or the Revolving Line of Credit Loan, as the case may be, made by Bank to Borrower pursuant to Section 2 in an amount not to exceed the Term Loan Commitment and the Revolving Loan Commitment. Collectively the Term Loan and the Revolving Line of Credit Loan are referred to as the “Loans.” “Loan Documents” means this Agreement and each Collateral Document. “London Banking Day” means a day on which banks in London are open for business and dealing in offshore dollars. “Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) of Borrower and any Subsidiaries taken as a whole; (b) a material and sustained impairment of the ability of Borrower to perform its material obligations under any Loan Documents; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against Borrower of any material provisions of the Loan Documents. “Note” means collectively, the promissory notes evidencing the Term Loan and the Revolving Line of Credit Loan. “Obligations” means all advances to, and debts, liabilities, obligations, reimbursement obligation or indemnity of the Borrower on account of Letters of Credit, ACH, payment-cards, covenants and duties of Borrower to Bank, whether arising under any Loan Document or otherwise with respect to the Loan, any Swap Contract, or any other contract, agreement, instrument or other document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. “Obligor” means for purposes of this Agreement any Guarantors. “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

{N0109914 } 10 6035818 “Other Taxes” means all present or future stamp, intangible or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document. Other Taxes shall not include Excluded Taxes. “Permitted Liens” means (i) liens for taxes not yet due and payable; (ii) landlords’, carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like liens arising in the ordinary course of business, payment for which is not more than thirty (30) days past due or which are being contested in good faith and by appropriate proceedings; (iii) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation; (iv) deposits to secure the performance of utilities, lease, statutory obligations and surety and appeal bonds, bids, tenders, contracts (other than contracts relating to Indebtedness) and other obligations of a like nature incurred in the ordinary course of business; (v) bankers' liens, rights of setoff and similar liens arising by statute or under customary terms regarding depository relationships on deposits held by financial institutions with whom either Borrower has a banker-customer relationship; (vi) typical restrictions imposed by licenses and leases of software (including location and transfer restrictions); (vii) judgment liens in respect of judgments that do not constitute an Event of Default; (viii) liens in favor of Bank, (ix) easements, rights of way, zoning restrictions, minor defects and irregularities of title and other charges or encumbrances with respect to real property, which in each case do not interfere in any material respect with the conduct of the Borrower’s or any Subsidiary’s business, (x) rights of setoff included in commercial contracts, (xi) other liens incidental to the conduct of the Borrower’s and its Subsidiaries’ business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or obtaining of advances or credit, and which do not in the aggregate materially detract from the Bank’s rights to the Collateral or the value of the Borrower’s and its Subsidiaries’ property or assets; (xii) liens on assets purchased, leased or otherwise acquired, or reconditioned or improved, with Indebtedness, including capital lease obligations, and any renewals or extensions thereof, so long as the amount secured is not increased, and (xiii) those liens, if any, set forth and described on Exhibit B, and any renewals or extensions thereof, so long as the property covered by such liens is not expanded, and the amount secured is not increased. “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity. “Pledge Agreement” means a Pledge Agreement executed by the Company pledging in favor of Bank the Capital Stock in either a Subsidiary Borrower or any other Subsidiary. “Prime Rate” means the floating rate of interest established from time to time by Bank at its principal office as its “Prime Rate”, whether or not Bank shall at times lend to borrowers at lower rates of interest. “Principal Debt” means the aggregate unpaid principal balance on the Loans per the terms of this Agreement and related Loan Documents at the time in question. “Revolving Line of Credit Commitment” means $10,000,000.00.

{N0109914 } 11 6035818 “Revolving Line of Credit Loan” means the Loan provided for in Section 2.3. “Revolving Line of Credit Maturity Date” means May 1, 2018. “Subordination Agreement” means that certain Subordination Agreement dated of the date hereof among Bank, Company, Wynnefield Partners Small Cap Value, LP, Wynnefield Partners Small Cap Value, LP I and Wynnefield Small Cap Value Offshore Fund, Ltd. “Subordinated Liabilities” means liabilities subordinated to Borrower's obligations to Bank in a manner acceptable to Bank in its sole discretion. “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Borrower. “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Bank or any Affiliate of the Bank). “Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so- called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person

{N0109914 } 12 6035818 but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment). “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Term Loan Commitment” means $25,000,000. “Term Loan” means the Loan provided for in Section 2.1. “Term Loan Maturity Date” shall mean May 1, 2021. “United States” and “U.S.” mean the United States of America. “Working Capital” means as of the date of the determination, current assets as of such date minus current liabilities as of such date calculated in accordance with GAAP. “Wynnefield Subordinated Notes” means Indebtedness in an amount not to exceed $2,500,000.00 owing by the Company to Wynnefield Partners Small Cap Value, LP, Wynnefield Partners Small Cap Value, LP I, Wynnefield Small Cap Value Offshore Fund, Ltd or any other affiliated fund controlled by Wynnefield Capital, Inc. 1.2 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such

{N0109914 } 13 6035818 law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including but not limited to cash, securities, accounts and contract rights. (b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.” (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document. 1.3 Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Borrower’s and its Consolidated Subsidiaries' audited financial statements, except as otherwise specifically prescribed herein. (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Bank or Borrower shall request, Bank and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrower shall provide Bank financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. 1.4 Rounding. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number). 1.5 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable). 2. LOAN AMOUNT AND TERMS 2.1 Term Loan.

{N0109914 } 14 6035818 (a) The Bank agrees to provide a term loan to the Borrower in the amount of the Term Loan Commitment. (b) The Term Loan is available in one disbursement from the Bank at closing. 2.2 Repayment of Term Loan. (a) The Borrower will pay all accrued and unpaid interest on the outstanding principal amount of the Term Loan on each Interest Payment Date until payment in full of any principal outstanding under the Term Loan at the then applicable rate per annum set forth in Section 2.7 hereof (plus any interest at the Default Rate if applicable). (b) The principal amount of the Term Loan shall be payable in fifty-nine (59) consecutive monthly installments of $312,500.00 payable on the first (1st) day of each month, beginning on June 1, 2016, and all remaining principal shall be payable on the Term Loan Maturity Date. 2.3 Revolving Line of Credit. (a) During the availability period described below, the Bank will provide a line of credit to the Borrower in the amount of the Revolving Line of Credit Commitment. (b) This is a revolving line of credit. The Borrower will pay interest on the outstanding principal amount of the Revolving Line of Credit Loan on each Interest Payment Date until the Revolving Line of Credit Loan has been repaid in its entirety, at the applicable rate per annum set forth in Section 2.6 hereof (plus any interest at the Default Rate if applicable). The Borrower agrees not to permit the principal balance outstanding to exceed the lesser of the Revolving Line of Credit Commitment or the amount allowed under the Borrowing Base Agreement. If the Borrower exceeds this limit, the Borrower will pay the excess to the Bank within one (1) Business Day following the Bank's demand. (c) The Borrower will repay in full any principal, interest or other charges outstanding under this facility no later than the Revolving Line of Credit Maturity Date. 2.4 Availability Period. The Revolving Line of Credit Loan is available between the date of this Agreement and the Revolving Line of Credit Maturity Date or such earlier date as the availability may terminate as provided for in this Agreement. 2.5 Letters of Credit. As part of the Revolving Line of Credit Loan, Bank agrees to issue Letters of Credit for the account of the Borrower in an aggregate amount not to exceed the Available Letter of Credit Commitment determined immediately prior to giving effect to the issuance thereof. Such aggregate amounts utilized hereunder shall at all times reduce the amount otherwise available for Advances under the Revolving Line of Credit Loan. All Letters of Credit shall be in form and substance reasonably

{N0109914 } 15 6035818 acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's then current standard Application and Letter of Credit Agreement (the “Letter of Credit Application”). Borrower agrees to execute any further documentation in connection with any Letters of Credit as Bank may reasonably request. In the event a drawing is paid on a Letter of Credit, the Bank shall promptly notify Borrower thereof. 2.6 Borrowing Base. The Revolving Line of Credit Loan is subject to a borrowing base in accordance with the terms and conditions of a Borrowing Base Agreement executed by the Borrower in favor of the Bank as required under this Agreement and attached hereto as Exhibit A. The terms of the Borrowing Base (as defined in the Borrowing Base Agreement) include requirements to maintain collateral with an adequate loan value and grant to the Bank the right to issue a margin call in the event such requirements are not met. Further, any failure to meet the Borrowing Base requirements permits the Bank to refuse to make advances or other financial accommodations. The inability of the Borrower to bring the Line of Credit Loan into compliance with the Borrowing Base Agreement Failure may constitute an Event of Default under this Agreement. 2.7 Interest Rate. 1. Term Loan. The following interest rate shall be applicable for an Advance under the Term Loan: (i) LIBOR Rate plus the Applicable Margin. 2. Revolving Line of Credit Loan. The following interest rate shall be applicable to an Advance under the Revolving Line of Credit Loan: (i) LIBOR Rate plus the Applicable Margin. 2.8 Optional Prepayment. Upon three (3) Business Days' prior written notice to the Bank, the Borrower shall have the right to prepay in whole or in part the Term Loan and/or the then outstanding Revolving Line of Credit Loans, in each case without premium or penalty. No such prepayment shall eliminate or waive any fees or costs associated with the termination of any Swap Contract which Borrower may enter into with Bank or any other party. 2.9 Excess Cash Flow Recapture Payment Within fifteen (15) days’ receipt of the annual financial statement as required in Section 8.1(a) commencing with the year ending on September 30, 2017, the Borrower shall pay to Bank an amount (the “Cash Flow Recapture Payment”) equal to (a) 75% of the Excess Cash Flow of the Borrower for each year in which the Funded Indebtedness to Adjusted EBITDA Ratio is greater than or equal to 2.50:1.00, or (b) 50% of the Excess Cash Flow of the Borrower for each fiscal year in which the Funded Indebtedness to Adjusted EBITDA Ratio is less than 2.50:1.00 but

{N0109914 } 16 6035818 greater than or equal to 2.00:1.00. Borrower will provide a worksheet for Bank’s review and approval showing how the Cash Flow Recapture Payment is calculated prior to the time any such payment is made. Borrower may apply as an offset to any such Cash Flow Recapture Payment any voluntary prepayments of principal made by Borrower on the Term Loan for such fiscal year. The Cash Flow Recapture Payment shall be applied to the outstanding principal balance of the Term Loan until the Term Loan shall have been paid in full. The Cash Flow Recapture Payment is in addition to the monthly scheduled payments. 2.10 Interest Calculation. Except as otherwise stated in this Agreement, all interest and fees, if any, will be computed on the basis of a 360-day year and the actual number of days elapsed in the case of LIBOR Increments. Installments of principal which are not paid when due under this Agreement shall continue to bear interest until paid at the Default Rate. 2.11 Interest Limited. As used in this Agreement the term “interest” does not include any fees (including, but not limited to, any loan fee, periodic fee, unused commitment fee or waiver fee) or other charges imposed on the Borrower in connection with the Indebtedness evidenced by this Agreement, other than the interest described above. In no event shall the amount or rate of interest due and payable under this Agreement exceed the maximum amount or rate of interest allowed by applicable law and, in the event any such excess payment is made by the Borrower or received by the Bank, such excess sum shall be credited as a payment of principal (or if no principal shall remain outstanding, shall be refunded to the Borrower). It is the express intent hereof that the Borrower not pay and the Bank not receive, directly or indirectly, interest in excess of that which may be lawfully paid under applicable law including the usury laws in force in the State of Georgia. 2.12 Increased Costs. (a) Increased Costs Generally. If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, Bank (except any reserve requirement reflected in the LIBOR Rate); (ii) subject Bank to any tax of any kind whatsoever with respect to this Agreement, or change the basis of taxation of payments to Bank in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 2.12 and the imposition of, or any change in the rate of, any Excluded Tax payable by Bank); or (iii) impose on Bank or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Rate Increments; and the result of any of the foregoing shall be to increase the cost to Bank of making or maintaining any LIBOR Rate Increment, or to reduce the amount of any sum received or receivable by Bank hereunder (whether of principal, interest or any other amount) then,

{N0109914 } 17 6035818 upon request of Bank, Borrower will pay to such Bank, such additional amount or amounts as will compensate Bank for such additional costs incurred or reduction suffered. (b) Capital Requirements. If Bank determines that any Change in Law affecting Bank or the Lending Office or the Bank's holding company regarding capital requirements has or would have the effect of reducing the rate of return on Bank's capital or on the capital of Bank's holding company as a consequence of this Agreement to a level below that which Bank or Bank's holding company could have achieved but for such Change in Law (taking into consideration Bank's policies and the policies of Bank's holding company with respect to capital adequacy), then from time to time Borrower will pay to Bank, such additional amount or amounts as will compensate Bank or Bank's holding company for any such reduction suffered. (c) Certificates for Reimbursement. A certificate of Bank setting forth the amount or amounts necessary to compensate Bank or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to Borrower shall be conclusive absent manifest error. Borrower shall pay Bank the amount shown as due on any such certificate within 10 days after receipt thereof. (d) Delay in Requests. Failure or delay on the part of Bank to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of Bank's right to demand such compensation, provided that Borrower shall not be required to compensate Bank pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that Bank notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of Bank's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof). 2.13 Inability to Determine Rates. If Bank, by written or telephonic notice, notifies Borrower that: (a) any change in any law, regulation or official directive, or in the interpretation thereof, by any governmental body charged with the administration thereof, has made it unlawful for Bank to fund or maintain its funding in Eurodollars of any portion of any advance subject to the LIBOR Rate or otherwise give effect to Bank’s obligations as contemplated hereby, or (b) (i) LIBOR deposits for periods of one month are not readily available in the London Interbank Offered Rate Market, (ii) by reason of circumstances affecting such market or other economic conditions, adequate and reasonable methods do not exist for ascertaining the rate of interest applicable to such deposits, or (iii) the LIBOR Rate as determined by Bank will not adequately and fairly reflect the cost to Bank of making or maintaining advances under this Note bearing interest with reference to the LIBOR Rate (including inaccurate or inadequate reflection of actual costs resulting from the calculation of rates by reporting sources), then, in any of such events: (A) Bank’s obligations in respect of the LIBOR Rate shall terminate forthwith, (B) the LIBOR Rate with respect to Bank shall forthwith cease to be in effect, (C)

{N0109914 } 18 6035818 Borrower’s right to utilize LIBOR Rate index pricing as set forth in this Note shall be terminated forthwith, and (D) amounts outstanding hereunder shall, on and after such date, bear interest at a rate per annum equal to: (1) the Prime Rate, or, if there is no such Prime Rate, then such other rate as may be substituted by Bank for such Prime Rate. Each determination by Bank of the Prime Rate shall be binding and conclusive in the absence of manifest error. In the event of a change in the Prime Rate, the interest rate accruing hereunder based upon the Prime Rate shall be changed immediately with such change to be based upon such new Prime Rate. 2.14 Mitigation Obligations. If Bank requests compensation under Section 2.11, or Borrower is required to pay any additional amount to Bank or any Governmental Authority for the account of Bank pursuant to Section 2.11, or if Bank gives a notice pursuant to Section 2.12(b), then Bank shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable determination of Bank, such designation or assignment (i) would eliminate or reduce amounts payable under Article 2, in the future, and (ii) in each case, would not subject Bank to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to Bank. Borrower hereby agrees to pay all reasonable costs and expenses incurred by Bank in connection with any such designation or assignment. 3. FEES AND EXPENSES 3.1 Fees. (a) Facility Fee. A facility fee equal to $350,000.00 shall be paid to the Bank on the Closing Date. (b) Unused Commitment Fee. Borrower agrees to pay a fee on any difference between the Revolving Loan Commitment and the amount of credit it actually uses, determined by the average of the daily amount of credit outstanding during the specified period. The fee will be calculated at 0.30% per year. The fee is payable monthly on the Interest Payment Date. 3.2 Expenses. The Borrower agrees to (a) reimburse and indemnify the Bank for any reasonable expenses it incurs (i) in the preparation of this Agreement and the Loan Documents and in connection with the continued administration of the Loan Documents including any amendments, modifications, consents and waivers, (ii) creating, perfecting and maintaining its Lien on the Collateral pursuant to the Loan Documents, including filing and recording fees and expenses, the costs of any bonds required to be posted in respect of future filing and recording fees and expenses, title investigations, environmental studies, appraisals and intangible taxes, and (iii) any matters contemplated by or arising out of the Loan Documents, including Bank's customary field audit

{N0109914 } 19 6035818 charges (but, provided that no Event of Default has occurred and is continuing, only twice per year) and the reasonable fees, expenses and disbursements of the Bank or any accountants or other experts retained by the Bank (including any affiliate of Bank as shall be engaged for such purpose) in connection with accounting and collateral audits or reviews of the Borrower and its affairs; and (b) to promptly pay all fees, costs and expenses (including attorneys' fees and expenses) incurred by Bank in connection with any action to enforce any Loan Document or to collect any payments due from Borrower. All fees, costs and expenses for which Borrower is responsible under this Section 3.2 shall be deemed part of the Obligations when incurred, and shall be payable within ten (10) days following demand by the Bank. 4. COLLATERAL 4.1 Personal Property. The property listed below now owned or owned in the future by the Borrower will secure the Borrower's obligations to the Bank under this Agreement. The Collateral is further defined in security or pledge agreements executed by the parties who own the Collateral. The Collateral shall secure all other present and future obligations of the Borrower to the Bank. All Collateral securing any other present or future obligations of the Borrower to the Bank shall also secure this Agreement. (a) Inventory. (b) Accounts, chattel paper, instruments, documents of title and letter of credit rights. (c) Equipment including vehicles, trailers and any equipment or goods for which certificates of title are issued. (d) All investment property and securities entitlements. (e) Deposit accounts. (f) Intangibles including all patents, patent rights, trademarks, and servicemarks (and goodwill appurtenant thereto) trademark rights, trade names, servicemark rights, trade name rights, copyrights, trade secret rights and all other intellectual property rights. (g) Commercial tort claims. (h) The Capital Stock of the Subsidiary Borrowers. All deposit accounts shall be treated as having been owned by one single entity for purposes of setoff, paying overdrafts or other charges or expenses incurred in any one deposit account.

{N0109914 } 20 6035818 5. DISBURSEMENTS, PAYMENTS AND COSTS 5.1 Disbursements and Payments. (a) Each payment by the Borrower will be made in U.S. Dollars and immediately available funds by direct debit to a deposit account as specified below or, for payments not required to be made by direct debit, by mail to the address shown on the Borrower's statement or at one of the Bank's banking centers in the United States. (b) Each disbursement by the Bank and each payment by the Borrower will be evidenced by records kept by the Bank. In addition, the Bank may, at its discretion, require the Borrower to sign one or more promissory notes to evidence the Term Loan and the Revolving Line of Credit Loan. 5.2 Date of Application of Payments. All payments and disbursements which would be due on a day which is not a Business Day will be due on the next Business Day. All payments received on a day which is not a Business Day will be applied to the credit on the next Business Day. 6. CONDITIONS Before the Bank is required to extend any credit to the Borrower under this Agreement, it must receive any documents and other items it may reasonably require, in form and content reasonably acceptable to the Bank, including any items specifically listed below. 6.1 Loan Documents. The Bank (or its counsel) shall have received from the Borrower (i) an original of this Agreement and all Loan Documents signed on behalf of such party or (ii) written evidence satisfactory to the Bank (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement. 6.2 Lien Searches. Bank shall have received Uniform Commercial Code, tax and judgment lien search reports with respect to Borrower indicating that there are no prior Liens on any assets of Borrower other than Permitted Liens. 6.3 Authorizations. The Bank shall have received such documents and certificates as the Bank or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Borrower to enter into this Agreement and any other legal matters relating to the Borrower or the Loan Documents, all in form and substance satisfactory to the Bank and its counsel.

{N0109914 } 21 6035818 6.4 Governing Documents. Such documents and certifications as Bank may reasonably require to evidence that the Borrower is duly organized or formed, and that the Borrower is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. 6.5 Collateral Assignments and Related Documents. Signed original assignments, pledges, financing statements or other documents as may be necessary for Bank to perfect its security interest in the Collateral. 6.6 Perfection and Evidence of Priority. Evidence that the security interests and liens in favor of the Bank are valid, enforceable, properly perfected in a manner acceptable to the Bank and prior to all others' rights and interests, except those the Bank consents to in writing or permitted under Section 8.7. 6.7 Payment of Fees. Payment of all fees and other amounts due and owing to the Bank, including without limitation payment of all accrued and unpaid expenses incurred by the Bank as required by Section 3.2. 6.8 Legal Opinion. A favorable written opinion from the Borrower's legal counsel, addressed to Bank, with respect to due execution, authority, enforceability of the Loan Documents, and such other matters as the Bank may require. The legal counsel and the terms of the opinion must be reasonably acceptable to the Bank. 6.9 Know Your Customer. The Bank shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act. 6.10 Ownership Interests in Subsidiary Borrowers. As of the date of this Agreement, Company owns all of the Capital Stock in the Subsidiary Borrowers issued and outstanding, all of which are owned by the Company free and clear of all encumbrances. The pledge, collateral assignment and delivery of the Capital Stock of the Subsidiary Borrowers pursuant to a Pledge Agreement create a valid first lien and first and senior security interest in the Capital Stock of the Subsidiary Borrowers, which lien and security interest are perfected. 6.11 Conditions to All Advances.

{N0109914 } 22 6035818 The obligation of the Bank to make any Advance hereunder is subject to the following conditions precedent: (a) The representations and warranties of Borrower contained in Article 7 or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of the Loan, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date and (ii) for changes therein occurring after the date hereof which are not prohibited by the terms of this Agreement. (b) No Default shall exist, or would result from such proposed Advance or from the application of the proceeds thereof. 7. REPRESENTATIONS AND WARRANTIES When the Borrower signs this Agreement, and until the Bank is repaid in full, the Borrower makes the following representations and warranties. Each request for an extension of credit constitutes a renewal of these representations and warranties as of the date of the request: 7.1 Formation. (a) The Company (i) is duly organized, validly existing and in good standing as a corporation under the laws of the State of New Jersey, (ii) has all requisite power and authority to carry on its business as now conducted and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect. (b) DLH Solutions, Inc. (i) is duly organized, validly existing and in good standing as a corporation under the laws of the State of Georgia, (ii) has all requisite power and authority to carry on its business as now conducted and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect. (c) Danya International, LLC (i) is duly organized, validly existing and in good standing as a limited liability company under the laws of the State of Maryland, (ii) has all requisite power and authority to carry on its business as now conducted and (iii) is duly qualified to do business, and is be in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect. 7.2 Authorization.

{N0109914 } 23 6035818 The execution, delivery and performance by the Borrower of each of the Loan Documents to which it is a party are within the Borrower's powers and have been duly authorized by all necessary corporate action in compliance with the Organization Documents. 7.3 Enforceable Agreement. This Agreement is a legal, valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, and any instrument or agreement required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. 7.4 No Conflicts. This Agreement does not conflict with any law, agreement, or obligation by which the Borrower is bound, except where such conflict could not reasonably be expected to result in a Material Adverse Effect. 7.5 Financial Information. All financial and other information that has been or will be supplied to the Bank fairly presents the Borrower’s financial condition on a consolidated basis except that prior to the Closing date all such information relating to the Subsidiary Borrowers has been supplied on a consolidating basis. All pro forma or projected financial statements that have been or will be supplied to the Bank on behalf of the Borrower will be or has been prepared in good faith based on reasonable assumptions. Since the date of the most recent financial statements of Borrower provided to the Bank, there has been no Material Adverse Effect in the consolidated business condition (financial or otherwise), operations or properties of each of the Company and the Subsidiary Borrowers. 7.6 Lawsuits. There is no lawsuit, tax claim or other dispute pending or threatened against the Borrower for which there is a reasonable probability of an adverse result which would be expected to have a Material Adverse Effect. 7.7 Collateral. All Collateral required in this Agreement is owned by the grantor of the security interest free of any title defects or any liens or interests of others, except those which have been approved by the Bank in writing or permitted under Section 8.7. 7.8 Use of Proceeds. The proceeds of the Term Loan shall be used by the Company to acquire all of the ownership interests in Subsidiary Borrower Danya International, LLC. Up to $5,000,000.00 from the proceeds of the Revolving Line of Credit Loan may also be used to fund the acquisition of the

{N0109914 } 24 6035818 Subsidiary Borrower Danya International, LLC, and the remainder shall be used for general working capital purposes. 7.9 Permits, Franchises. The Borrower possesses all material permits, memberships, franchises, contracts and licenses required and all material trademark rights, trade name rights, patent rights, copyrights, and fictitious name rights necessary to enable it to conduct the business in which it is now engaged. 7.10 Other Obligations. The Borrower is not in default on any Funded Debt having a principal balance of $100,000.00 or more. 7.11 Tax Matters. As of the Closing Date, the Borrower has no knowledge of any pending assessments or adjustments of its income tax for any year and all material taxes due have been paid, except as have been disclosed in writing to the Bank. 7.12 No Event of Default. There is no Event of Default under this Agreement. 7.13 Margin Regulations, Public Holding Company. (a) Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. (b) None of Borrower, any Person Controlling Borrower, or any Subsidiary is required to be registered as an “investment company” under the Investment Company Act of 1940. 7.14 Subsidiaries, Equity Investments. Schedule 7.14 hereto contains an accurate list of all Subsidiaries of the Company as of the date of this Agreement, setting forth their respective jurisdictions of incorporation or organization and the percentage of their respective Capital Stock owned by the Company or other Subsidiaries. All of the issued and outstanding shares of Capital Stock of such Subsidiaries held by the Company have been duly authorized and issued and are fully paid and non-assessable. As of the Closing Date, Borrower has no equity investments in any other corporation or entity other than those specifically disclosed on Schedule 8.7.

{N0109914 } 25 6035818 7.15 Compliance with Laws. The Borrower is in compliance with (a) all applicable laws (including without limitation all environmental laws and all federal and state banking statutes) and all rules, regulations (including without limitation all federal and state banking regulations) and orders of any governmental authority, and (b) all indentures, agreements or other instruments binding upon it or its properties, in each case except where non-compliance, either singly or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. 7.16 OFAC. The Borrower (i) is not a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) does not engage in any dealings or transactions prohibited by Section 2 of such executive order, and is not otherwise associated with any such person in any manner violative of Section 2, or (iii) is not a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury's Office of Foreign Assets Control regulation or executive order. 7.17 No Material Adverse Change There has occurred no event, condition or other change since September 30, 2015 which has had, or which could reasonably be expected to have, a Material Adverse Effect. 7.18 Patriot Act and Corrupt Practices Act. The Borrower is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001). No part of the proceeds of the Obligations will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended. 8. COVENANTS The Borrower agrees so long as credit is available under this Agreement and until the Bank is repaid in full under the Revolving Line of Credit Loan and the Term Loan and all Letters of Credit have expired (other than in respect of indemnification obligations that survive termination of this Agreement):

{N0109914 } 26 6035818 8.1 Financial Information. To provide the following financial information and statements in form and content reasonably acceptable to the Bank, and such additional information as may be reasonably requested by the Bank from time to time: (a) Within ninety (90) days of the fiscal year end of Company, true and complete copies of the annual financial statements of Company, true and complete copies of its balance sheet, income statement and statement of cash flows for such fiscal year. Each such financial statement shall (i) be prepared in accordance with GAAP consistently applied, (ii) be certified by an authorized financial officer of Company. The statements shall be audited (with an opinion satisfactory to Bank) by a certified public accountant. The statements shall be prepared on a consolidated basis fairly showing the financial condition of Borrower and its Subsidiaries. (b) Within forty-five (45) days of the end of each fiscal quarter of Company (including the last quarter in each fiscal year), true and complete copies of its unaudited balance sheet, income statement and statement of cash flows for such quarter and fiscal year to date period. Each such quarterly report shall (i) be prepared in accordance with GAAP consistently applied (except for the omission of footnotes and subject to year-end adjustment) (ii) be certified by its chief financial officer, and (iii) show the comparison to the same period for the preceding year. The statements may be internally prepared. The statements shall be prepared on a consolidated and consolidating basis fairly showing the financial condition of Company and its Subsidiaries. (c) Within thirty (30) days of the end of each month, true and complete copies of the Company’s unaudited balance sheet, income statement. Each such monthly report shall (i) be prepared in accordance with GAAP consistently applied (except for the omission of footnotes and subject to year-end adjustment) (ii) be certified by an authorized financial officer. The statements may be internally prepared. The statements shall be prepared on a consolidated and consolidating basis fairly showing the financial condition of Company and its Subsidiaries. The monthly financials will not be available for the first 2 months after the fiscal year ends while the audited financial is being prepared. (d) Together with the financial statements required under Section 8.1(a) and (b) for the last day of each fiscal quarter of the Company, a compliance certificate of the Company, signed by an authorized financial officer and setting forth (i) the information and computations (in sufficient detail) to establish that the Company is in compliance with the financial covenants set forth in Section 8 at the end of the period covered by the financial statements then being furnished and (ii) whether there existed as of the date of such financial statements and whether there exists as of the date of the certificate, any Event of Default under this Agreement and, if any such Event of Default exists, specifying the nature thereof and the action the Company is taking and proposes to take with respect thereto. The compliance certificate for the last fiscal quarter may be submitted within one hundred and twenty (120) days of the end of such quarter. (e) Within fifteen (15) days of each month end, the Borrowing Base Certificate.

{N0109914 } 27 6035818 (f) Within fifteen (15) days of each month end, an aging report of the Borrower’s accounts receivable. (g) Within fifteen (15) days of each month end, an aging report of the Borrower’s accounts payable. (h) Together with the financial statements required under Section 8.1(a) and (b) for the last day of each fiscal quarter of the Borrower, a contract backlog report shall be provided to the Bank of the form attached hereto as Exhibit C. The backlog report shall include the following information: contract number, agency, contracting officer, contract type, remaining funded and unfunded portions and estimated profitability. (i) Such other information (including non-financial information) as the Bank may from time to time reasonably request. 8.2 Fixed Charge Coverage Ratio. The Company shall maintain on a consolidated basis a Fixed Charge Coverage Ratio of at least 1.35:1.0 commencing with the quarter ending June 30, 2016 and for all periods thereafter. This ratio will be calculated as of the end of each fiscal quarter using the results of the twelve-month period ending with that reporting period. The current portion of long-term debt and the current portion of capitalized lease obligations will be measured as of the last day of the calculation period. 8.3 Funded Indebtedness to EBITDA. The Company shall maintain on a consolidated basis a ratio of Funded Indebtedness to Adjusted EBITDA not exceeding the ratios indicated for each period specified below: Period Ratios At Closing 2.99:1.0 The period ending June 30, 2016 and through September 30, 2016 3.5:1.0 The period ending December 31, 2016 and through September 30, 2017 3.25:1.0 The period ending September 30, 2017 and through June 30, 2018 3.00:1.0 The period ending September 30, 2018 2:50:1.0

{N0109914 } 28 6035818 8.4 Other Indebtedness Not to have outstanding or incur any direct or contingent Indebtedness (other than those previously disclosed in writing to the Bank, or become liable for the liabilities of others, without the Bank's written consent. This does not prohibit: (a) Acquiring goods, supplies, or merchandise on normal trade credit. (b) Endorsing negotiable instruments received in the usual course of business. (c) Obtaining surety bonds in the usual course of business. (d) Liabilities, lines of credit and leases in existence on the date of this Agreement disclosed on Schedule 8.4. (e) Indebtedness (including capital lease obligations) incurred to finance or refinance the cost of purchasing, reconditioning or improving an assets. (f) Other Funded Indebtedness not to exceed in the aggregate $100,000.00 at any one time. (g) Any Swap Contract which is entered into for purposes of hedging interest rate risk related to the Indebtedness. (h) Normal accruals in the ordinary course of business for liabilities not yet due and payable, or which Borrower is contesting in good faith. (i) Customer deposits and other unsecured current liabilities not the result of borrowing and not evidenced by any note or other evidence of Indebtedness. (j) Indebtedness arising under the Wynnefield Subordinated Notes which Indebtedness must be subordinated to payments of the Loans, provided, however, that interest and principal due under the Wynnefield Subordinated Notes may be paid in full (i) prior to maturity in the event the Company engages in equity financing which results in the Company receiving funds in an amount sufficient to pay all principal and outstanding interest due and owing under the Wynnefield Subordinated Notes and (ii) in accordance with the terms of the Subordination Agreement. 8.5 Other Liens. Not to create, assume, or allow any security interest or lien (including judicial liens) on property the Borrowers or any Subsidiary of the Borrowers now or later own, except for Permitted Liens. 8.6 Maintenance of Assets. (a) Not to sell, assign, lease, transfer or otherwise dispose of any part of the Borrower's business or the Borrower's assets except in the ordinary course of business.

{N0109914 } 29 6035818 (b) Not to sell, assign, lease, transfer or otherwise dispose of any assets for less than fair market value, or enter into any agreement to do so other than in the ordinary course of business. (c) Not to enter into any sale and leaseback agreement covering any of its fixed assets. (d) To maintain and preserve all material rights, privileges, and franchises the Borrower now has, other than those which are not necessary for the conduct of the Borrower's business or which as to which the failure to so maintain and preserve would not reasonably be expected to result in a Material Adverse Effect. Notwithstanding anything to the contrary in this Section 8.4, the Company shall be permitted to complete the dissolution of those Subsidiaries listed as Inactive Subsidiaries on Schedule 7.14. 8.7 Investments. Except with respect to the acquisition of Danya International, LLC by the Company, not to have any existing, or make any new, Investments in any individual or entity, or make any capital contributions or other transfers of assets to any individual or entity, or to make any Acquisition, except for: (a) Existing Investments as shown on Schedule 8.7. (b) Investments in joint ventures engaged in businesses that are the same as the business of the Borrower or are reasonably related or complimentary thereto in an amount not to exceed in the aggregate $100,000.00; (c) Investments in any of the following: (i) certificates of deposit; (ii) U.S. treasury bills and other obligations of the federal government; (iii) readily marketable securities (including commercial paper, but excluding restricted stock and stock subject to the provisions of Rule 144 of the Securities and Exchange Commission). (d) Obligations under Swap Contracts. (e) Investments permitted by any other section hereunder. (f) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customer and suppliers arising in the ordinary course of business. (g) Receivables owing to the Borrower created or acquired in the ordinary course of business.

{N0109914 } 30 6035818 (h) Compensation arrangements, including, without limitation, stock option grants, bonus plans and individual bonuses, to officers, directors, employees and consultants by Borrower in the ordinary course of business. 8.8 Loans. Not to make any loans, advances or other extensions of credit to any individual or entity, except for: (a) Existing extensions of credit as shown on Schedule 8.8 (b) Extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business to non-affiliated entities. (c) Advances to employees provided that do not exceed $25,000.00 in the aggregate at any one time. (d) Advances for travel and other expenses incurred in the ordinary course of business. (e) Counterparty risk arising under Swap Contracts to the extent allowed elsewhere under this Agreement. 8.9 Additional Negative Covenants. Not to, without the Bank's written consent: (a) Enter into any consolidation, merger, or other combination, unless Borrower is the surviving entity. (b) Engage in any business activities substantially different from the Borrower's present business and other businesses reasonably related or incidental thereto or which are reasonably extensions thereof. (c) Liquidate or dissolve the Borrower's business. (d) Voluntarily suspend its business for more than seven (7) days. 8.10 Notices to Bank. To promptly notify the Bank in writing of: (a) Any threatened in writing, actual or pending litigation against the Borrower (not covered by insurance) claiming damages in excess of $100,000.00. (b) Any substantial dispute between any Governmental Authority and the Borrower which could reasonably be expected to have a Material Adverse Effect.

{N0109914 } 31 6035818 (c) Any Event of Default or Default under this Agreement. (d) Occurrence of any Material Adverse Effect. (e) Any change in the Borrower's name, legal structure, place of business, or chief executive office if the Borrower has more than one place of business. (f) Any actual contingent liabilities of the Borrower not otherwise permitted hereunder, and any such contingent liabilities which are reasonably foreseeable, where such liabilities are in excess of $100,000.00 in the aggregate. (g) Any change in the current CEO and CFO of the Company. (h) Each dissolution of an Inactive Subsidiary of Borrower within three (3) Business Days thereof. 8.11 Insurance. To maintain insurance with carriers reasonably satisfactory to the Bank and covering such risks and in such amounts as is usual for the Borrower's business. Each policy shall provide for at least thirty (30) days prior notice to the Bank of any cancellation thereof ten (10) days in the case of non-payment). 8.12 Compliance with Laws. To comply in all material respects with the laws (including any fictitious or trade name statute and environmental laws), regulations, and orders of any government body with authority over the Borrower's business except where failure to comply would not reasonably be expected to have a Material Adverse Effect. 8.13 Books and Records. To maintain adequate books and records in accordance with GAAP and practices applied on a basis consistent with preceding years. 8.14 Field Audits. To allow the Bank and its agents to visit and inspect any of the Borrower's properties, to examine and make abstracts or copies from any of its books and records, to conduct a collateral audit and analysis of its inventories and accounts receivable and to discuss its affairs, finances and accounts with its officers, employees and, in the presence of an officer of Borrower, all at such reasonable times and as often as may reasonably be desired, all at Borrower’s expense provided that the Borrower shall not be obligated to reimburse the Bank for more than two such audits and analyses during any twelve month period.

{N0109914 } 32 6035818 8.15 Perfection of Liens. To help the Bank perfect and protect its security interests and liens, and reimburse it for related costs it incurs to protect its security interests and liens. 8.16 ERISA Plans. (a) Each Plan (other than a multiemployer plan) is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan has received a favorable determination letter from the IRS, may rely on a favorable opinion letter for a prototype or volume submitter plan, or the time for obtaining such a letter has not expired, and to the best knowledge of the Borrower, nothing has occurred which would cause the loss of such tax-qualification. The Borrower has fulfilled its obligations, if any, under the minimum funding standards of ERISA and the Code with respect to each Plan, and has not incurred any liability with respect to any Plan. (b) There are no claims, lawsuits or actions (including by any Governmental Authority), and there has been no prohibited transaction or violation of the fiduciary responsibility rules, with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect. (c) With respect to any Plan subject to Title IV of ERISA: (i) No reportable event has occurred under Section 4043(c) of ERISA for which the PBGC requires 30-day notice. (ii) No action by the Borrower or any ERISA Affiliate to terminate any Plan or to withdraw from any Plan that is a multiemployer plan has been taken and no notice of intent to terminate a Plan has been filed under Section 4041 of ERISA. (iii) No termination proceeding has been commenced with respect to a Plan under Section 4042 of ERISA, and, to the Borrower’s knowledge, no event has occurred or condition exists which might constitute grounds for the commencement of such a proceeding. (d) The following terms have the meanings indicated for purposes of this Agreement: (i) “Code” means the Internal Revenue Code of 1986, as amended from time to time. (ii) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time. (iii) “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code. (iv) “PBGC” means the Pension Benefit Guaranty Corporation.

{N0109914 } 33 6035818 (v) “Plan” means a pension, profit-sharing, or stock bonus plan intended to qualify under Section 401(a) of the Code, maintained or contributed to by the Borrower or any ERISA Affiliate, including any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA. 8.17 Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, (i) keep and maintain all property material to the conduct of its business in good working order and condition, subject to ordinary wear and tear, except where the failure to do so, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. 8.18 Assignment of Claims Act. The Borrower hereby covenants and agrees that the Borrower will promptly, upon request by the Bank, comply with any and all of the requirements of the Assignment of Claims Act (Title 31 Section 3727 and Title 41 Section 15 of the United States Code) attached hereto as Exhibit D, where such statutes are applicable to any applicable accounts receivable Collateral, and shall take all such other action as may be necessary to facilitate the direct assignment to the Bank of the payments due or to become due under such accounts receivable Collateral, and such further action as may be necessary to facilitate the creation and perfection of the Bank’s security interest in such payments. 8.19 Bank as Principal Depository. To maintain the Bank as its principal depository bank, including for the maintenance of business, cash management, operating and administrative deposit accounts. 8.20 Collections Account All proceeds of Borrower’s accounts receivables shall be deposited into a Collections Account, and all automatic sweep arrangements of the Collections Account shall be maintained until this Agreement is terminated. Borrower agrees to maintain this account as a deposit-only account and as one on which checks are not written. Funds from this account will swept daily into an Operating Account maintained at the Bank (subject to a springing deposit account control agreement). 8.21 Taxes and Assessments. The Borrower shall duly pay and discharge, and shall cause each Subsidiary to duly pay and discharge, all taxes, rates, assessments, fees, and governmental charges upon or against it or its assets, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that (a) the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefore; or (b) such unpaid taxes, rates, assessments, fees and governmental charges do not exceed $25,000.00 in the aggregate at any one time. 8.22 Conduct of Business.

{N0109914 } 34 6035818 Except for the Inactive Subsidiaries shown on Schedule 7.14, the Company will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same fields of enterprise as it is presently conducted or fields related thereto or extensions thereof (taking the Company and its Subsidiaries on a consolidated basis) and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, unless the failure to do so could not reasonably be expected to have a Material Adverse Effect. Borrower shall cause the Inactive Subsidiaries to be dissolved no later than one hundred and eighty (180) days from the Closing Date, provided, however, that Borrower may request the Bank to consent to an additional 60-day extension to complete the dissolution of all remaining Inactive Subsidiaries which consent shall not be unreasonably withheld.” 8.23 No Consumer Purpose. Not to use this loan for personal, family, or household purposes. 9. DEFAULT AND REMEDIES If any of the following events of default occurs and is continuing, each an “Event of Default,” the Bank may do one or more of the following: declare the Borrower in default, stop making any additional credit available to the Borrower, stop issuing Letters of Credit and require the Borrower to repay its entire debt immediately and without prior notice. If an event which, with notice or the passage of time, will constitute an Event of Default has occurred and is continuing, the Bank has no obligation to make advances, issue new Letters of Credit or extend additional credit under this Agreement. In addition, if any Event of Default occurs and is continuing, the Bank shall have all rights, powers and remedies available under any instruments and agreements required by or executed in connection with this Agreement, as well as all rights and remedies available at law or in equity and all principal amounts due and owing to Bank by Borrower shall at Bank’s option, accrue interest at the Default Rate. If an Event of Default occurs under the paragraph entitled “Bankruptcy,” below, with respect to the Borrower, then the entire debt outstanding under this Agreement will automatically be due immediately. 9.1 Failure to Pay. The Borrower fails to make a payment of principal under this Agreement when due, or fails to make a payment of interest, any fee or other sum under this Agreement within ten (10) days after the date when due. 9.2 Other Bank Agreements. The Borrower or any Obligor shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those referred to in Section 9.1 above), and such failure shall remain

{N0109914 } 35 6035818 unremedied for thirty (30) days after the earlier of (x) any officer of the Borrower becomes aware of such failure, or (y) notice thereof shall have been given to the Borrower by the Bank. 9.3 Cross-default. Any default occurs under any agreement in connection with any Funded Debt of Borrower having a principal balance of $250,000.00 or more if the default consists of failing to make a payment when due or gives the other lender the right to accelerate the obligation and it is not cured or waived within thirty (30) days. 9.4 False Information. Any representation or warranty made or deemed made by or on behalf of the Borrower in or in connection with this Agreement or any other Loan Document and any amendments or modifications hereof or waivers hereunder, or in any certificate, report, financial statement or other document submitted to the Bank by the Borrower or any representative of the Borrower pursuant to or in connection with this Agreement shall prove to be incorrect in any material respect when made or deemed made. 9.5 Bankruptcy. The Borrower or any Obligor, files a bankruptcy petition, an involuntary bankruptcy petition is filed against any of the foregoing parties and is not dismissed within sixty (60) days, or the Borrower or any Obligor makes a general assignment for the benefit of creditors. 9.6 Receivers. A receiver or similar official is appointed for a substantial portion of the Borrower's or any Obligor's business, or the business is terminated, or, if any Obligor is anything other than a natural person, such Obligor is liquidated or dissolved. 9.7 Judgments. Any final judgments or arbitration awards are entered against the Borrower or any of its Subsidiaries, in an amount of $250,000.00 or more that is not covered by insurance and that remains outstanding for more than thirty (30) days without being satisfied, stayed or bonded. 9.8 Corporate Existence. The Borrower shall dissolve or otherwise cease to exist. 9.9 Default under Related Documents. Any default occurs under any Loan Document and such failure shall remain unremedied for thirty (30) days after the earlier of (i) any officer of Borrower becomes aware of such failure, or (ii) notice thereof shall have been given to the Borrower by Bank. 9.10 Security Interest.

{N0109914 } 36 6035818 Except as otherwise permitted by the terms of the Loan Agreement, or except to the extent the Bank agrees or elects not to perfect its security interest, should the Bank cease to have an enforceable first priority Lien on any property which is subject to a security interest created by any Loan Document. 9.11 ERISA Plans. Any one or more of the following events occurs with respect to a Plan of the Borrower subject to Title IV of ERISA, provided such event or events would reasonably be expected, in the judgment of the Bank, to subject the Borrower to any tax, penalty or liability (or any combination of the foregoing) which, in the aggregate, could have a Material Adverse Effect: (a) A reportable event shall occur under Section 4043(c) of ERISA with respect to a Plan for which the PBGC has not waived the 30-day notice requirement. (b) Any Plan termination (or commencement of proceedings to terminate a Plan) or the full or partial withdrawal from a Plan that is a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA by the Borrower or any ERISA Affiliate. 9.12 Breach of Borrowing Base. If any of the credit covered by this Agreement is subject to an agreement to maintain a borrowing base, the terms of such agreement are breached and the Borrower fails to cure such breach by the expiration of any applicable cure period. 9.13 Invalidity of Loan Documents In each case, other than as expressly permitted hereunder or thereunder or due to satisfaction in full of the Loan, any Loan Document or any provision thereof, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of the Loan, ceases to be in full force and effect; or Borrower contests in any manner the validity or enforceability of any Loan Document or any provision thereof; Borrower denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document or any provision thereof. 9.14 Change in Control The occurrence of a Change of Control. 9.15 Suspension or Debarment Borrower is suspended or debarred by the Suspension & Debarment Division of the U.S. General Services Administration, U.S. Government, or otherwise prevented from renewing, soliciting or otherwise conducting business with the Federal government directly or as an agent or representative of other contractors or of participants in Federal assistance programs.

{N0109914 } 37 6035818 10. ENFORCING THIS AGREEMENT; MISCELLANEOUS 10.1 GAAP. Except as otherwise stated in this Agreement, all financial information provided to the Bank and all financial covenants will be made under GAAP, consistently applied. 10.2 Georgia Law. This Agreement is governed by the laws of the State of Georgia, except for conflict of laws provisions. 10.3 Successors and Assigns. This Agreement is binding on the Borrower's and the Bank's successors and assignees. The Borrower agrees that it may not assign this Agreement without the Bank's prior consent. The Bank may, with the Borrower’s consent so long as there exists no Event of Default (such consent not to be unreasonably withheld), sell participations in or assign this loan, and may exchange information about the Borrower (including, without limitation, any information regarding any hazardous substances) with actual or potential participants or assignees. If a participation is sold or the loan is assigned, the purchaser will have the right of set-off against the Borrower. 10.4 Right of Setoff. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, the Bank shall have the right, at any time or from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of the Borrower at any time held or other obligations at any time owing by the Bank to or for the credit or the account of the Borrower against any Indebtedness owed by Borrower to Bank, irrespective of whether the Bank shall have made demand hereunder and although such Indebtedness may be unmatured. The Bank agrees promptly to notify the Borrower after any such set-off and any application made by the Bank; provided, that the failure to give such notice shall not affect the validity of such set-off and application. 10.5 Severability; Waivers. If any part of this Agreement is not enforceable, the rest of the Agreement may be enforced. The Bank retains all rights, even if it makes a loan after default. If the Bank waives a default, it may enforce a later default. Any consent or waiver under this Agreement must be in writing. 10.6 Attorneys' Fees. The Borrower shall reimburse the Bank for any reasonable costs and attorneys' fees actually incurred by the Bank in connection with the enforcement or preservation of any rights or remedies

{N0109914 } 38 6035818 under this Agreement and any other documents executed in connection with this Agreement, and in connection with any amendment, waiver, “workout” or restructuring under this Agreement. In the event of a lawsuit or arbitration proceeding, the prevailing party is entitled to recover costs and reasonable attorneys' fees incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator. In the event that any case is commenced by or against the Borrower under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute, the Bank is entitled to recover costs and reasonable attorneys' fees incurred by the Bank related to the preservation, protection, or enforcement of any rights of the Bank in such a case. 10.7 One Agreement. This Agreement and any related security or other agreements required by this Agreement, collectively: (a) represent the sum of the understandings and agreements between the Bank and the Borrower concerning this credit; (b) replace any prior oral or written agreements between the Bank and the Borrower concerning this credit; and (c) are intended by the Bank and the Borrower as the final, complete and exclusive statement of the terms agreed to by them. In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail. Any reference in any related document to a “promissory note” or a “note” executed by the Borrower and dated as of the date of this Agreement shall be deemed to refer to this Agreement, as now in effect or as hereafter amended, renewed, or restated. 10.8 Indemnification. The Borrower will indemnify and hold the Bank harmless from any loss, liability, damages, judgments, and costs of any kind relating to or arising directly or indirectly out of (a) this Agreement or any document required hereunder, (b) any credit extended or committed by the Bank to the Borrower hereunder, and (c) any litigation or proceeding related to or arising out of this Agreement, any such document, or any such credit but excluding any loss, liability, damages, judgment and costs arising from the gross negligence or willful misconduct of Bank. This indemnity includes but is not limited to attorneys' fees actually incurred. This indemnity extends to the Bank, its parent, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys, and assigns. This indemnity will survive repayment of the Borrower's obligations to the Bank. All sums due to the Bank hereunder shall be obligations of the Borrower, due and payable immediately upon demand. 10.9 Notices. Unless otherwise provided in this Agreement or in another agreement between the Bank and the Borrower, all notices required under this Agreement shall be personally delivered or sent by first class mail, postage prepaid, or by overnight courier, to the addresses on the signature page of this Agreement, or sent by facsimile to the fax numbers listed on the signature page, or to such other

{N0109914 } 39 6035818 addresses as the Bank and the Borrower may specify from time to time in writing. Notices and other communications shall be effective (i) if mailed, upon the earlier of receipt or five (5) days after deposit in the U.S. mail, first class, postage prepaid, (ii) if telecopied, when transmitted, or (iii) if hand-delivered, by courier or otherwise (including telegram, lettergram or mailgram), when delivered. 10.10 Further Assurances At any time, and from time to time, upon request by Bank, Borrower will, at Borrower’s expense, (a) correct any defect, error or omission which may be discovered in the form or content of any of the Loan Documents, and (b) make, execute, deliver and record, or cause to be made, executed, delivered and recorded, any and all further instruments, certificates and other documents as may, in the opinion of Bank, be necessary or desirable in order to complete, perfect or continue and preserve the lien on the Collateral. Upon any failure by Borrower to do so, Bank may make, execute and record any and all such instruments, certificates and other documents for and in the name of Borrower, all at the sole expense of Borrower, and Borrower hereby appoints Bank the agent and attorney-in-fact of Borrower to do so, this appointment being coupled with an interest and being irrevocable. Without limitation of the foregoing, Borrower irrevocably authorizes Lender at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements deemed necessary or desirable by Bank to establish or maintain the validity, perfection and priority of the security interests granted in the Mortgage, and Borrower ratifies any such filings made by Bank prior to the date hereof. In addition, at any time, and from time to time, upon request by Bank, Borrower will, at Borrower's expense, provide any and all further instruments, certificates and other documents as may, in the opinion of Bank, be necessary or desirable in order to verify Borrower's identity and background in a manner satisfactory to Bank. 10.11 Headings. Article and paragraph headings are for reference only and shall not affect the interpretation or meaning of any provisions of this Agreement. 10.12 Patriot Act Notice. Bank hereby notifies the Borrower that, pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the “Act”), Bank is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow Bank, as applicable, to identify the Borrower in accordance with the Act. 10.13 Counterparts. This Agreement may be executed in as many counterparts as necessary or convenient, and by the different parties on separate counterparts each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement. [Signatures appear on the next page]

This Agreement is executed as of the date stated at the top of the first page.

Fifth Third Bank

By:
Name:
Title:

Fifth Third Bank
3344 Peachtree Road, NE Suite 800
Atlanta, GA 30126

DLH Holdings Corp.

By: /s/ Kathryn JohnBull
Name: Kathryn JohnBull
Title: Chief Financial Officer

DLH Holdings Corp.
3565 Piedmont Road, NE
Bldg. 3, Suite 700
Atlanta, GA 30305

DLH Solutions, Inc.

By: /s/ Kathryn JohnBull
Name: Kathryn JohnBull
Title: Chief Financial Officer

3565 Piedmont Road, NE
Bldg. 3, Suite 700
Atlanta, GA 30305

Danya International, LLC

By: /s/ Kathryn JohnBull
Name: Kathryn JohnBull
Title: Chief Financial Officer

Danya International, LLC
8737 Colesville Road
Suite 1100
Silver Spring, MD 20910

Exhibit A Borrowing Base Agreement

{N0109914 } 2 5421512 BORROWING BASE AGREEMENT This Borrowing Base Agreement (this “Agreement”) dated as of May 2, 2016, is among Fifth Third Bank, an Ohio banking corporation (the “Bank”) and DLH Holdings Corp., a New Jersey corporation (the “Company”), DLH Solutions, Inc., a Georgia corporation, Danya International, LLC, a Maryland limited liability company (the “Subsidiary Borrowers” together with the Company, the “Borrower”). 1. Borrowing Base. The aggregate outstanding principal amount of all amounts from time to time advanced under the Revolving Line of Credit Loan pursuant to the terms of Section 2.4 of the Loan Agreement dated May 2, 2016 between Bank and Borrower (as amended, restated or modified, the "Loan Agreement") shall not exceed the Maximum Amount. Any defined terms used but not otherwise defined herein shall have such meaning ascribed to such terms in the Loan Agreement. This Agreement is subject to the terms and conditions set forth in the Loan Agreement. "Maximum Amount" shall mean the lesser of $10,000,000.00 or the Borrowing Base. The "Borrowing Base" at any time, shall be equal to the sum of (i) 90% of Prime Government Receivables; (ii) 80% of Commercial Accounts Receivable, and (iii) 50% of Unbilled Receivables, which are to be billed within thirty (30) days less such availability reserves applicable to the Borrower as the Lender deems appropriate. "Commercial Receivables" means Eligible Account Receivables other than Prime Government Receivables or Unbilled Receivables which have resulted from an amount due owing from account debtors. "Prime Government Receivables" means Eligible Accounts Receivables which have resulted from an amount due and owing directly from the U.S. Government or any department or agency thereof. "Unbilled Prime Government Receivables" means Eligible Prime Government Accounts Receivables, notwithstanding their unbilled status which have resulted from unbilled costs actually incurred and arising out of work actually performed by the Borrower under written contracts with the U.S. Government which (i) have been accepted by the U.S. Government and (ii) are properly billable to the U.S. Government in accordance with the applicable contract “Eligible Accounts Receivable” shall mean all Accounts Receivable of Borrower and any of its Subsidiaries which have been created in the ordinary course of Borrower's or such Subsidiary’s business and upon which Borrower's or such Subsidiary’s right to receive payment is

{N0109914 } 3 5421512 absolute and not contingent upon the fulfillment of any condition whatsoever, and shall not include:  any account which remains unpaid more than ninety (90) days past due from the date of the invoice or sixty (60) days from the stated due date or which has been written off the books of the Borrower or otherwise designated as uncollectible by Borrower (it being understood that, in determining the aggregate amount from the same Customer that is unpaid hereunder, there shall be excluded the amount of any net credit balances relating to accounts due from such Customer which are unpaid more than sixty (60) after the stated due date);  any account which represents an obligation of a Customer which is not a resident of the United States or Canada unless such account is supported by a letter of credit in form and substance reasonably acceptable to Bank;  any account with respect to which there is another contra account but only to the extent of the amount owed by Borrower to the Customer;  any account which represents an obligation of any local, state or federal governmental agency or entity, unless Borrower is not prohibited from assigning the account and is able to does assign its right to payment of such account to the Bank, in a manner reasonably satisfactory to Bank, so as to comply with the Assignment of Claims Act of 1940, as amended;  any account which arises from the sale to an account debtor on a guaranteed sale, sale-or-return, sale-on-approval, consignment, or any other repurchase or return basis but such accounts shall only be excluded from Eligible Accounts Receivable only during the length of time of any such repurchase or return obligations;  any account which arises from the sale to a Customer on a cash-on-delivery basis;  any account for which there exists a right of set off, defense or discount, except regular discounts allowed in the ordinary course of business to promote prompt payment and for which no defense or counterclaim has been asserted, but such accounts shall only be excluded from Eligible Accounts Receivable to the extent of such asserted right of setoff, defense or discount;

{N0109914 } 4 5421512  any account which arises from the sale or lease to or performance of services for, or represents an obligation of, an employee, Affiliate, parent or Subsidiary of Borrower;  any account which represents an obligation of a Customer of Borrower when 25% or more of Borrower's accounts from such Customer are not eligible under the first exclusions paragraph of this definition;  any account on which the Bank is not or does not continue to be, in the Bank's reasonable discretion exercised in good faith (after providing Borrower with not less than ten (10) days prior written notice), satisfied with the credit standing of the Customer of Borrower in relation to the amount of credit extended, to the extent such Account exceeds any credit limit established by Bank, in its reasonable credit judgment, as applicable;  any account for which the goods giving rise to such account have not been shipped to the applicable Customer or for which the services giving rise to such account have not been performed by the Borrower or if such account was invoiced more than once for the same goods (other than those accounts which result from bill and hold sales). "Customers" shall mean the account debtors obligated on any of the Accounts Receivables. "Accounts Receivables" shall mean all of the Borrower's accounts, instruments, contract rights, chattel paper, document, and general intangibles arising from the sale of goods and/or the rendition of services by the Borrower in the ordinary course of business, and the proceeds thereof and all security and guaranties therefor, whether now existing or hereafter created, and all returned, reclaimed or repossessed goods, and all books and records pertaining to the foregoing. 2. Advances. The Bank shall be under no obligation to make any Advance under the Revolving Line of Credit Loan to Borrower in excess of the limitations stated above. [Signatures begin on the next page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their authorized representatives as of the day and year first written above.

BORROWER:

DLH Holdings Corp.

By:/s/ Kathryn M. JohnBull

Name: Kathryn M. JohnBull [CORPORATE SEAL]

Title: Chief Financial Officer

DLH Solutions, Inc.

By:/s/ Kathryn M. JohnBull

Name: Kathryn M. JohnBull [CORPORATE SEAL]

Title: Chief Financial Officer

{N0109914 }
5421512

5

{N0109914 } 6 5421512 Danya International, LLC By:/s/ Kathryn M. JohnBull Name: Kathryn M. JohnBull [CORPORATE SEAL] Title: Chief Financial Officer BANK: Fifth Third Bank By:/s/ Anne Cross Name: Anne Cross Title: Vice President

Exhibit B Permitted Liens

Exhibit C

Backlog Report

FIFTH THIRD BANK

BACKLOG REPORT

Company Name ______________________

Backlog Report as of ______________

Government Contract Number	Agency Name & Address	Type (CPFF; FFP, 8(a) etc.)	Description	Original Contract Date	Final/ Renewal Date	Contract Value	Amount Funded	Billings to Date	Funded Remaining (A)	Unfunded Remaining (B)	Total Backlog (Sum of A & B)

Please attach copies of first two pages of each contract listed.
After initial submission, attach only copies of new or modified contracts, or options exercised.

{N0109914 }

{N0109914 } Exhibit D Assignment of Claims Act

{N0109914 } FIFTH THIRD BANK Instrument of Assignment of Payments Under Government Contracts Know all men by these presents: That (“Assignor”) (Check one) a corporation organized and existing under the laws of a partnership existing under the laws of a limited liability co. organized and existing under the laws of an individual. and having its principal place of business at in consideration of financial accommodations provided or to be provided, and for other good and valuable consideration, receipt whereof is hereby acknowledged, and pursuant to the provisions of the Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727, 41 U.S.C. § 6305), does hereby assign, set over, transfer, pledge and convey to FIFTH THIRD BANK, (“Bank”) all of Assignor's right, title and interest which Assignor now has or may have in and to all moneys due or to become due from the United States of America or from any agency or department thereof under: Contract# Date Agency Description and does hereby authorize the Bank to receive and collect any amount or amounts due or to become due thereunder, and to receive and collect the same as fully and to the same extent as if said moneys were its own funds and to apply said money first to repayment of any loan or loans now or hereafter existing made by the Bank to the Assignor and to the interest thereon, and to any other indebtedness of the Assignor to the Bank now existing or which may hereafter be incurred. In Witness Whereof, the undersigned has caused this Instrument of Assignment to be duly executed and delivered on its behalf, this day of , . Assignor By: (Seal) Print Name and Title Address ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------- If Assignor is a corporation: affix corporate seal here or attach Certified Board Resolution authorizing assignment. Also, the Secretary or Assistant Secretary must attest to this document. Signature of Secretary ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------- If Assignor is a partnership: this document must be I hereby certify that I am a General Partner of: executed by a General Partner and notarized below. , a partnership By: ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------- If Assignor is a limited liability company: this document I hereby certify that I am an authorized signer of: must be executed by an authorized signer of the company , a limited liability and notarized below. company By:

{N0109914 } ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------- If Assignor is a partnership, a limited liability company State of , County/City of or an individual: this document must be notarized. SS: The foregoing instrument was acknowledged before me this day of , 20___. By: (signature) My commission expires (date)

{N0109914 } FIFTH THIRD BANK Notice of Assignment of U.S. Government Contracts To: Date: This has a reference to Contract No. dated entered into between (contractor name and address) and (government agency, name of office and address for (describe nature of the contract) Moneys due or to become due under the contract described above have been assigned to the undersigned under the provisions of the Assignment of Claims Act of 1940, as amended, 31 U.S.C. §3727, 41 U.S.C. §6305. A true copy of the instrument of assignment executed by the contractor on ____________ (date), is attached to the original notice. Payments due or to become due under the contract should be made to the undersigned assignee. Please return to the undersigned the three enclosed copies of this notice with appropriate notations showing the date and hour of receipt, and signed by the person acknowledging receipt on behalf of the addressee. PAYMENT INSTRUCTIONS: If by mail, please remit to: If by ACH, please remit to: (Bank) (Bank) (ACH Address) (ABA#) (Account #) Very Truly yours, FIFTH THIRD BANK (name of assignee) By: (signature of signing officer) Title: (title of signing officer) (telephone) ----------------------------------------------------------------------------------------------------------------------------- -------------------------- -------------- ACKNOWLEDGMENT Receipt is acknowledged of the above notice and of a copy of the above mentioned instrument of assignment. They were received___________ (a.m.)(p.m.) on _______________________________________, 20_____.

____(signature)

____(title)

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on behalf of ____(name of addressee of this notice)

{N0109914 }

{N0109914 } Schedule 1 EBITDA addbacks

{N0109914 } Schedule 7.13 Other Equity Investments None other than proposed purchase of 100% of membership interests of Danya International, LLC.

{N0109914 } Schedule 7.14 Subsidiaries

{N0109914 } Schedule 8.4 Existing Indebtedness For DLH Holdings, Corp. and its Subsidiaries (excluding Danya International, LLC) See attachments

{N0109914 } Schedule 8.7 Existing Investments

{N0109914 } Schedule 8.8 Existing Extensions of Credit